EXHIBIT 99.1

Civista Bancshares, Inc. Announces First-Quarter 2025 Financial Results of $0.66 per Common Share, up $0.25 per Common Share from First-Quarter 2024

Sandusky, Ohio, April 24, 2025 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) today reported net income of $10.2 million, or $0.66 per common share, for the quarter ended March 31, 2025.

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Net income reflects a 59%, or $3.8 million increase of net income compared to net income of $6.4 million for the first-quarter of 2024.
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Earnings per share reflects an increase of $0.25 per common share, compared to $0.41 per common share for the first-quarter of 2024.
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Net interest margin (tax equivalent) of 3.51%, compared to 3.22% in the first-quarter of 2024, and 3.36% in the fourth-quarter of 2024.
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Noninterest expense of $27.1 million, $1.2 million or 4.1% lower than the fourth-quarter of 2024.
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200 basis points cost of deposits, 231 basis points cost of funds for the first-quarter of 2025, 11 basis points lower than the 242 basis points cost of funds in the fourth-quarter of 2024.

CEO Commentary:

“I was extremely pleased with our first-quarter earnings and performance. Our focus remains on staying disciplined in our loan and deposit pricing and to grow deposits and deepen customer relationships,", said Dennis G. Shaffer, CEO and President of Civista.

"Our results highlight the positive impact of our deposit initiatives we launched in the middle of last year. For the third consecutive quarter we grew deposits, which allowed us to reduce our reliance on wholesale funding. In addition, we improved loan yields by 9 basis points and reduced overall funding costs by 11 basis points since the fourth-quarter of 2024. Our Earnings Per Share was $0.66 for the quarter, up from $0.63, compared to the linked quarter, and $0.25 higher than the $0.41 in first-quarter of 2024. Our strong earnings and the recent increase in our quarterly dividend, reflects our confidence in Civista's financial strength and our commitment to delivering value to our shareholders. ”, said Shaffer.

"Our credit quality remains strong as we keep supporting and building better relationships with our customers. We are committed to meeting the growing demand for housing and construction financing, making sure we address the needs of our customers and communities. Continuing to focus on these areas, we’ve been able to provide our customers with the financial support they need.", said Shaffer.

Results of Operations:

First-Quarter 2025 Highlights

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Diluted earnings per common share of $0.66, for the first quarter of 2025, compared to $0.41 per diluted share, for the first quarter of 2024
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Net income of $10.2 million, an increase of $3.8 million compared to $6.4 million for the first quarter 2024
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Net interest margin (tax equivalent) of 3.51%, compared to 3.22% in the first quarter of 2024, and 3.36% in the fourth quarter of 2024
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Net interest income of $32.8 million, up $4.4 million or 15.5% compared to the first quarter of 2024, and up $1.4 million or 4.5% compared to the fourth-quarter of 2024
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200 basis points cost of deposits, 231 basis points cost of funds for the first-quarter of 2025, 11 basis points lower than the 242 basis points cost of funds in the fourth-quarter of 2024
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Noninterest expense of $27.1 million, $1.2 million or 4.1% lower than the fourth quarter of 2024.
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Efficiency ratio of 64.9%, compared to 72.3% in Q1 2024 and 68.3% in Q4 2024
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Total period end deposit growth of $27.0 million from fourth quarter 2024, includes a $40 million reduction in brokered deposits
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Total period end loan growth of $22.8 million from fourth quarter 2024
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Return on Assets of 1.00%, compared to 0.66% in first quarter 2024
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Return on Equity of 10.39%, compared to 6.89% in first quarter 2024
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Noninterest income of $7.9 million
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Allowance for credit losses on loans / total loans of 1.30%
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Based on the March 31, 2025, market close share price of $19.54, the $0.17 first quarter dividend is equivalent to an annualized yield of 3.48% and a dividend payout ratio of 25.90%

Assets

Total assets at March 31, 2025, were $4.1 billion, an increase of $48.2 million, or 1.2%, from December 31, 2024.

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Loan and lease balances increased $22.8 million, or 0.7% since December 31, 2024.
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Commercial Real Estate continued to grow due to consistent demand in the non-owner and owner occupied categories.
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Residential Real Estate has grown primarily due to more home construction loans as we meet the demand for housing and construction financing by our customers and communities.

Deposits & Borrowings

Total deposits at March 31, 2025 were $3.2 billion, an increase of $27.0 million, or 0.8%, from December 31, 2024.

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Noninterest-bearing demand deposits decreased $46.4 million, primarily due to a $62.5 million decrease in noninterest-bearing accounts related to commercial business deposits. Also, included is an $11.3 million increase in noninterest-bearing public funds.
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Interest-bearing demand deposits increased $48.0 million, primarily due to a $56.3 million increase in interest-bearing public funds, slightly offset by a $6.3 million decrease in Jumbo now deposits.
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$18.7 million increase in savings and money market deposits, primarily due to a $41.8 million increase in business money market accounts, a $5.7 million increase in statement savings, mostly offset by a $22.7 million decrease in reciprocal deposits, a $3.1 million decrease in money market savings, and $2.8 million decrease in public funds money market accounts.
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$46.7 million increase in time deposits, primarily due to a $17.6 million increase in Jumbo time certificates, a $15.6 million increase in retail time certificates, and a $19.7 million increase in time certificates over $250 thousand, partially offset by a $7.6 million decrease in reciprocal deposits.
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Brokered deposits totaled $460.2 million at March 31, 2025, which includes brokered certificate of deposits of $450.0 million and brokered money markets of $10.2 million. Brokered deposits decreased $40.1 million in the first quarter of 2025.
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FHLB overnight advances totaled $360.0 million on March 31, 2025, up $21.0 million from $339.0 million on December 31, 2024.
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FHLB term advances totaled $1.4 million on March 31, 2025, down from $1.5 million on December 31, 2024.

Net Interest Income and Net Interest Margin

Net interest income increased $4.4 million, or 15.5%, for the first quarter of 2025, compared to the same period last year.

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Interest income increased $3.6 million for the first quarter of 2025, compared to the same period last year, attributed to average interest-earning assets increasing $249.2 million coupled with a 7 basis point increase in asset yield.
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Interest expense decreased $0.8 million for the first quarter of 2025, compared to the same period last year. This was due to a 136 basis point reduction in higher costing FHLB borrowings mostly offset by $258.2 million growth in deposits ($252.9 million in average balances), resulting in a net increase of $279.1 million in average interest-bearing liabilities when comparing the first quarter of 2025 to the same period last year.
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Net interest margin increased 29 basis points to 3.51% for the first quarter of 2025, compared to 3.22% for the same period last year.

Credit

Provision for credit losses (including provision for unfunded commitments) decreased $0.4 million for the first quarter of 2025 to $1.6 million compared to $2.0 million for the same period last year.

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Civista recorded net charge-offs of $0.6 million for the first quarter of 2025 compared to net charge-offs of $0.4 million for the same period of 2024.

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The allowance for credit losses to loans ratio was 1.30% at March 31, 2025, compared to 1.34% at March 31, 2024, and 1.29% at December 31, 2024.

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Non-performing assets at March 31, 2025 were $31.2 million, a decrease of $1.4 million or 4.4%, from December 31, 2024. The non-performing assets to assets ratio was 0.75% at March 31, 2025 and 0.80% at December 31, 2024.

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The allowance for credit losses to non-performing loans increased to 130.0% at March 31, 2025 from 121.6% at December 31, 2024.

Noninterest Income

Noninterest income totaled $7.9 million, a decrease of $0.4 million or 4.8%, when compared to the same period last year.

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Net gain/(loss) on equity securities increased $0.1 million for the first quarter of 2025, compared to the same period last year, resulting from market valuation adjustments.
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Net gain on sale of loans and leases, which includes gain/loss on sale of mortgages, adjustments to mortgage service rights (MSR), and gain/loss on sales of loans and leases from the Civista Leasing and Finance ("CLF") division, decreased $0.3 million for the first quarter of 2025, compared to the same period last year, primarily due to lower originations.
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Lease revenue and residual income increased $0.2 million for the first quarter of 2025 compared to the same period last year, due to stronger lease originations.
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Other income decreased $0.6 million for the first quarter of 2025 compared to the same period last year, primarily related to lower fee revenue from CLF.

Noninterest Expense

Noninterest expense totaled $27.1 million, a decrease of $0.3 million or 1.1%, when compared to the same period last year.

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Compensation expense decreased $1.4 million for the first quarter of 2025 compared to the same period last year, primarily due to a lower employee benefits costs coupled with an increase in the deferral of salaries and wages related to the loan originations in the first three months of 2025.
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The quarter-to-date average number of full time equivalent (FTE) employees was 520 at March 31, 2025, compared with an average number of 539 for the same period in 2024.
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FDIC assessment increased $0.4 million for the first quarter of 2025 compared to the same period last year, primarily from an increase in the total assessment base resulting from the Company's overall balance sheet growth year over year.
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Professional fees increased $0.9 million for the first quarter of 2025 compared to the same period last year, mainly due to utilizing consultants to assist in transitioning Civista Leasing and Finance Division to a new core processing system.
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Equipment expense decreased $0.4 million for the first quarter of 2025 compared to the same period last year, due to normal equipment depreciation as well as decreases in equipment expense related to operating lease contracts.
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The efficiency ratio was 64.9% for the quarter ended March 31, 2025, compared to 72.3% for the same period last year. The change in the efficiency ratio is primarily due to a 1.1% decrease in noninterest expenses, a 15.5% increase in net interest income, partially offset by a 4.8% decrease in noninterest income.

Taxes

Civista’s effective income tax rate for the first quarter of 2025 was 14.8% compared to 11.6% in the same period last year.

Capital

Total shareholders’ equity at March 31, 2025, totaled $397.4 million, an increase of $8.9 million from December 31, 2024. This resulted from an increase of $7.5 million in retained earnings and a reduction in accumulated other comprehensive loss of $1.2 million.

Civista did not repurchase any shares in the first quarter of 2025, leaving the entire $13.5 million of the current repurchase authorization remaining. The current repurchase plan will expire in April 2026. In January 2025, Civista liquidated 8,182 shares held by employees, at $20.39 per share, to satisfy tax obligations stemming from vesting of restricted shares.

Conference Call and Webcast

Civista Bancshares, Inc. will also host a conference call to discuss the Company's financial results for the first quarter of 2025 at 1:00 p.m. ET on Thursday, April 24, 2025. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.civb.com. Participants can also listen to the conference call by dialing 800-836-8184 and ask to be joined into the Civista Bancshares, Inc. first quarter 2025 earnings call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.civb.com).

About Civista Bancshares

Civista Bancshares, Inc., is a $4.1 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 42 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any additional risks identified in the Company’s subsequent Form 10-Q’s. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Non-GAAP Financial Measures

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles ("GAAP"). These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations. Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

For additional information, contact:

Dennis G. Shaffer

CEO and President

Civista Bancshares, Inc.

888-645-4121

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Three Months Ended March 31,
	2025			2024
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,099,440	$47,646	6.23%	$2,880,031	$44,485	6.20%
Taxable securities ***	396,893	3,555	3.31%	350,815	2,934	3.00%
Non-taxable securities ***	286,481	2,340	3.91%	295,388	2,375	3.85%
Federal funds sold	-	-	0.00%	-	-	0.00%
Interest-bearing deposits in other banks	18,895	192	4.13%	26,318	334	5.09%
Total interest-earning assets ***	$3,801,709	$53,733	5.71%	$3,552,552	$50,128	5.64%
Noninterest-earning assets:
Cash and due from financial institutions	43,203			29,599
Premises and equipment, net	46,404			54,980
Accrued interest receivable	13,567			12,724
Intangible assets	133,268			134,872
Bank owned life insurance	62,916			61,456
Other assets	58,588			58,472
Less allowance for loan losses	(39,956)			(37,356)
Total Assets	$4,119,699			$3,867,299

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,493,854	$3,987	1.08%	$1,383,225	$3,986	1.16%
Time	1,044,707	11,875	4.61%	902,442	12,001	5.33%
Short-term FHLB borrowings	355,589	3,929	4.15%	328,687	4,515	5.51%
Long-term FHLB borrowings	1,408	9	2.56%	2,275	13	2.29%
Other borrowings	-	-	0.00%	-	-	0.00%
Subordinated debentures	104,103	1,160	4.52%	103,957	1,241	4.79%
Repurchase agreements	-	-	0.00%	-	-	0.00%
Total interest-bearing liabilities	$2,999,661	$20,960	2.83%	$2,720,586	$21,756	3.21%
Noninterest-bearing deposits	670,716			712,483
Other liabilities	52,301			63,778
Shareholders' equity	397,021			370,452
Total Liabilities and Shareholders' Equity	$4,119,699			$3,867,299

Net interest income and interest rate spread		$32,773	2.88%		$28,372	2.43%

Net interest margin ***			3.51%			3.22%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $622 thousand and $632 thousand for the periods ended March 31, 2025 and 2024, respectively.

** - Average balance includes nonaccrual loans

*** - Average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $59.2 million and $59.1 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Noninterest income
(unaudited - dollars in thousands)	Three months ended March 31,
	2025	2024	$ change	% change
Service charges	$1,524	$1,440	$84	5.8%
Net gain on sale of securities	-	-	-	0.0%
Net gain/(loss) on equity securities	(29)	(141)	112	79.4%
Net gain on sale of loans and leases	604	863	(259)	-30.0%
ATM/Interchange fees	1,326	1,383	(57)	-4.1%
Wealth management fees	1,340	1,276	64	5.0%
Lease revenue and residual income	1,896	1,674	222	13.3%
Bank owned life insurance	387	350	37	10.6%
Swap fees	72	57	15	26.3%
Other	740	1,354	(614)	-45.3%
Total noninterest income	$7,860	$8,256	$(396)	-4.8%

Noninterest expense
(unaudited - dollars in thousands)	Three months ended March 31,
	2025	2024	$ change	% change
Compensation expense	$14,043	$15,457	$(1,414)	-9.1%
Net occupancy Expense	1,634	1,368	266	19.4%
Contracted data processing	567	545	22	4.0%
FDIC Assessment	873	484	389	80.4%
State franchise tax	526	485	41	8.5%
Professional services	2,090	1,149	941	81.9%
Equipment expense	2,103	2,535	(432)	-17.0%
Amortization of core deposit intangible	332	391	(59)	-15.1%
ATM/Interchange expense	580	625	(45)	-7.2%
Marketing	296	479	(183)	-38.2%
Software maintenance expense	1,277	1,189	88	7.4%
Other	2,805	2,734	71	2.6%
Total noninterest expense	$27,126	$27,441	$(315)	-1.1%

End of period loan and lease balances
(unaudited - dollars in thousands)
	March 31,	December 31,
	2025	2024	$ Change	% Change
Commercial and Agriculture	$330,627	$328,488	$2,139	0.7%
Commercial Real Estate:
Owner Occupied	378,095	374,367	3,728	1.0%
Non-owner Occupied	1,246,025	1,225,991	20,034	1.6%
Residential Real Estate	773,349	763,869	9,480	1.2%
Real Estate Construction	297,589	305,992	(8,403)	-2.7%
Farm Real Estate	22,399	23,035	(636)	-2.8%
Lease financing receivable	44,570	46,900	(2,330)	-5.0%
Consumer and Other	11,382	12,588	(1,206)	-9.6%
Total Loans	$3,104,036	$3,081,230	$22,806	0.7%

End of period deposit balances
(unaudited - dollars in thousands)
	March 31,	December 31,
	2025	2024	$ Change	% Change
Noninterest-bearing demand	$648,683	$695,094	$(46,411)	-6.7%
Interest-bearing demand	467,601	419,583	48,018	11.4%
Savings and money market	1,146,480	1,127,765	18,715	1.7%
Time deposits	515,910	469,163	46,747	10.0%
Brokered deposits	460,214	500,265	(40,051)	-8.0%
Total Deposits	$3,238,888	$3,211,870	$27,018	0.8%

Allowance for Credit Losses
(dollars in thousands)
	Three months ended March 31,
	2025	2024
Beginning of period	$39,669	$37,160
Charge-offs	(976)	(651)
Recoveries	343	298
Provision	1,248	2,042
End of period	$40,284	$38,849

Allowance for Unfunded Commitments
(dollars in thousands)
	Three months ended March 31,
	2025	2024
Beginning of period	$3,380	$3,901
Charge-offs	-	-
Recoveries	-	-
Provision	319	(50)
End of period	$3,699	$3,851

(dollars in thousands)	March 31,	December 31,
	2025	2024
Non-accrual loans	$30,989	$30,950
Restructured loans	-	1,677
Total non-performing loans	30,989	32,627
Other Real Estate Owned	209	-
Total non-performing assets	$31,198	$32,627

Civista Bancshares, Inc.

Financial Highlights

(Unaudited, dollars in thousands, except share and per share amounts)

Consolidated Condensed Statement of Operations

	Three Months Ended
	March 31,
	2025		2024

Interest income	$53,733		$50,128
Interest expense	20,960		21,756
Net interest income	32,773		28,372
Provision for credit losses	1,248		2,042
Provision for unfunded commitments	319		(50)
Net interest income after provision	31,206		26,380
Noninterest income	7,860		8,256
Noninterest expense	27,126		27,441
Income before taxes	11,940		7,195
Income tax expense	1,772		835
Net income	10,168		6,360
Preferred stock dividends	-		-
Net income available
to common shareholders	$10,168		$6,360

Dividends paid per common share	$0.17		$0.16

Earnings per common share
Basic
Net income	$10,168		$6,360
Less allocation of earnings and
dividends to participating securities	44		227
Net income available to common
shareholders - basic	$10,124		$6,133
Weighted average common shares outstanding	15,488,813		15,695,963
Less average participating securities	66,711		561,344
Weighted average number of shares outstanding
used to calculate basic earnings per share	15,422,102		15,134,619

Earnings per common share		-
Basic	$0.66		$0.41
Diluted	$0.66		$0.41

Selected financial ratios:
Return on average assets	1.00%		0.66%
Return on average equity	10.39%		6.89%
Dividend payout ratio	25.90%		39.02%
Net interest margin (tax equivalent)	3.51%		3.22%
Effective tax rate	14.84%		11.60%

Selected Balance Sheet Items
(Dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2025	2024
	(unaudited)	(unaudited)

Cash and due from financial institutions	$90,456	$63,155
Investment in time deposits	960	1,450
Securities available-for-sale	648,537	650,488
Loans held for sale	4,324	665
Loans	3,104,036	3,081,230
Less: allowance for credit losses	(40,284)	(39,669)
Net loans	3,063,752	3,041,561
Other securities	32,592	30,352
Premises and equipment, net	45,107	47,166
Goodwill and other intangibles	133,026	133,403
Bank owned life insurance	63,170	62,783
Other assets	64,793	67,446
Total assets	$4,146,717	$4,098,469

Total deposits	$3,238,888	$3,211,870
Short-term Federal Home Loan Bank advances	360,000	339,000
Long-term Federal Home Loan Bank advances	1,355	1,501
Subordinated debentures	104,130	104,089
Other borrowings	6,140	6,293
Accrued expenses and other liabilities	38,770	47,214
Total liabilities	3,749,283	3,709,967
Common shares	312,192	312,037
Retained earnings	212,944	205,408
Treasury shares	(75,753)	(75,586)
Accumulated other comprehensive loss	(51,949)	(53,357)
Total shareholders' equity	397,434	388,502
Total liabilities and shareholders' equity	$4,146,717	$4,098,469

Shares outstanding at period end	15,519,072	15,487,667
Book value per share	$20.12	$20.15
Equity to asset ratio	7.53%	7.61%

Selected asset quality ratios:
Allowance for credit losses to total loans	1.30%	1.29%
Non-performing assets to total assets	0.75%	0.80%
Allowance for credit losses to non-performing loans	129.99%	121.58%

Non-performing asset analysis
Nonaccrual loans	$30,989	$30,950
Restructured loans	-	1,677

Other real estate owned	209	-
Total	$31,198	$32,627

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
End of Period Balances	2025	2024	2024	2024	2024

Assets
Cash and due from banks	$90,456	$63,155	$74,662	$55,760	$50,310
Investment in time deposits	960	1,450	1,450	1,450	1,450
Investment securities	648,537	650,488	629,113	611,866	608,277
Loans held for sale	4,324	665	8,299	5,369	3,716
Loans and leases	3,104,036	3,081,230	3,043,946	3,014,996	2,898,139
Allowance for credit losses	(40,284)	(39,669)	(41,268)	(39,919)	(38,849)
Net Loans	3,063,752	3,041,561	3,002,678	2,975,077	2,859,290
Other securities	32,592	30,352	32,633	37,615	31,360
Premises and equipment, net	45,107	47,166	49,967	52,142	54,280
Goodwill and other intangibles	133,026	133,403	133,829	134,227	134,618
Bank owned life insurance	63,170	62,783	62,912	63,367	61,685
Other assets	64,793	67,446	65,880	75,041	75,272
Total Assets	$4,146,717	$4,098,469	$4,061,423	$4,011,914	$3,880,258

Liabilities
Total deposits	$3,238,888	$3,211,870	$3,223,732	$2,977,616	$2,980,695
Federal Home Loan Bank advances - short term	360,000	339,000	287,047	500,500	368,500
Federal Home Loan Bank advances - long term	1,355	1,501	1,598	1,841	2,211
Subordinated debentures	104,130	104,089	104,067	104,026	103,984
Other borrowings	6,140	6,293	6,319	7,156	8,105
Accrued expenses and other liabilities	38,770	47,214	44,222	46,967	47,104
Total liabilities	3,749,283	3,709,967	3,666,985	3,638,106	3,510,599

Shareholders' Equity
Common shares	312,192	312,037	311,901	311,529	311,352
Retained earnings	212,944	205,408	198,034	192,186	187,638
Treasury shares	(75,753)	(75,586)	(75,586)	(75,574)	(75,574)
Accumulated other comprehensive loss	(51,949)	(53,357)	(39,911)	(54,333)	(53,757)
Total shareholders' equity	397,434	388,502	394,438	373,808	369,659

Total Liabilities and Shareholders' Equity	$4,146,717	$4,098,469	$4,061,423	$4,011,914	$3,880,258

Shares outstanding at period end	15,519,072	15,487,667	15,736,528	15,737,222	15,727,013

Book value per share	$20.12	$20.15	$25.07	$23.75	$23.50
Equity to asset ratio	7.53%	7.61%	9.71%	9.32%	9.53%

	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Selected asset quality ratios:
Allowance for credit losses to total loans	1.30%	1.29%	1.36%	1.32%	1.34%
Non-performing assets to total assets	0.75%	0.80%	0.45%	0.43%	0.41%
Allowance for credit losses to non-performing loans	129.99%	121.58%	227.36%	233.47%	247.06%

Non-performing asset analysis
Nonaccrual loans	$30,989	$30,950	$16,488	$15,209	$13,235
Restructured loans	-	1,677	1,663	1,889	2,490
Other real estate owned	209	-	61	-	-
Total	$31,198	$32,627	$18,212	$17,098	$15,725

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
Quarterly Average Balances	2025	2024	2024	2024	2024
Assets:
Earning assets	$3,801,709	$3,738,607	$3,705,866	$3,619,809	$3,552,552
Securities	683,374	655,556	654,838	639,625	646,203
Loans	3,099,440	3,061,991	3,031,884	2,964,377	2,880,031
Liabilities and Shareholders' Equity
Total deposits	$3,209,277	$3,285,485	$3,092,583	$2,969,380	$2,998,150
Interest-bearing deposits	2,538,561	2,582,652	2,405,219	2,266,334	2,285,667
Other interest-bearing liabilities	461,100	320,225	493,759	546,700	431,919
Total shareholders' equity	397,021	391,591	381,392	365,784	370,452

Supplemental Financial Information
(Unaudited - dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
End of period loan and lease balances	2025	2024	2024	2024	2024
Commercial and Agriculture	$330,627	$328,488	$304,639	$318,499	$302,663
Commercial Real Estate:
Owner Occupied	378,095	374,367	375,751	377,308	367,419
Non-owner Occupied	1,246,025	1,225,991	1,205,453	1,213,341	1,185,688
Residential Real Estate	773,349	763,869	751,825	729,213	676,800
Real Estate Construction	297,589	305,992	318,063	283,446	267,737
Farm Real Estate	22,399	23,035	24,122	24,376	24,908
Lease financing receivable	44,570	46,900	49,453	53,461	56,680
Consumer and Other	11,382	12,588	14,640	15,352	16,244
Total Loans	$3,104,036	$3,081,230	$3,043,946	$3,014,996	$2,898,139

Supplemental Financial Information
(Unaudited - dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
End of period deposit balances	2025	2024	2024	2024	2024
Noninterest-bearing demand	$648,683	$695,094	$686,316	$691,203	$707,993
Interest-bearing demand	467,601	419,583	420,333	409,848	434,692
Savings and money market	1,146,480	1,127,765	1,111,771	940,312	929,126
Time deposits	515,910	469,163	456,973	418,047	327,579
Brokered deposits	460,214	500,265	548,339	518,207	581,305
Total Deposits	$3,238,888	$3,211,870	$3,223,732	$2,977,617	$2,980,695

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Income statement	2025	2024	2024	2024	2024

Total interest and dividend income	$53,733	$53,233	$52,741	$50,593	$50,128
Total interest expense	20,960	21,878	23,508	22,842	21,756
Net interest income	32,773	31,355	29,233	27,751	28,372
Provision for credit losses	1,248	697	1,346	1,800	2,042
Provision for unfunded commitments	319	(1)	(325)	(145)	(50)
Noninterest income	7,860	9,015	9,686	10,543	8,256
Noninterest expense	27,126	28,296	27,981	28,555	27,441
Income before taxes	11,940	11,378	9,917	8,084	7,195
Income tax expense	1,772	1,485	1,551	1,020	835
Net income	$10,168	$9,893	$8,366	$7,064	$6,360
Preferred stock dividends	-	-	-	-	-
Net income available to common shareholders	$10,168	$9,893	$8,366	$7,064	$6,360

Per share data

Earnings per common share
Basic
Net income	$10,168	$9,893	$8,366	$7,064	$6,360
Less allocation of earnings and
dividends to participating securities	44	213	177	153	227
Net income available to common shareholders - basic	$10,124	$9,680	$8,189	$6,911	$6,133

Weighted average common shares outstanding	15,488,813	15,734,243	15,736,966	15,729,049	15,695,963
Less average participating securities	66,711	339,626	332,531	341,567	561,344
Weighted average number of shares outstanding used to calculate basic earnings per share	15,422,102	15,394,617	15,404,435	15,387,482	15,134,619

Earnings per common share
Basic	$0.66	$0.63	$0.53	$0.45	$0.41
Diluted	$0.66	$0.63	$0.53	$0.45	$0.41

Common shares dividend paid	$2,636	$2,518	$2,518	$2,516	$2,510

Dividends paid per common share	0.17	0.16	0.16	0.16	0.16

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected financial ratios	2025	2024	2024	2024	2024

Return on average assets	1.00%	0.97%	0.83%	0.72%	0.66%
Return on average equity	10.39%	10.43%	8.73%	7.77%	6.89%
Dividend payout ratio	25.90%	25.45%	30.10%	35.63%	39.02%
Net interest margin (tax equivalent)	3.51%	3.36%	3.19%	3.09%	3.22%
Effective tax rate	14.84%	13.05%	15.63%	12.62%	11.60%

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Noninterest income	2025	2024	2024	2024	2024
Service charges	$1,524	$1,591	$1,595	$1,488	$1,440
Net gain on sale of securities	-	-	-	-	-
Net gain/(loss) on equity securities	(29)	96	223	74	(141)
Net gain on sale of loans and leases	604	1,259	1,427	888	863
ATM/Interchange fees	1,326	1,640	1,402	1,416	1,383
Wealth management fees	1,340	1,464	1,443	1,337	1,276
Lease revenue and residual income	1,896	1,280	2,428	3,529	1,674
Bank owned life insurance	387	771	717	367	350
Swap fees	72	66	43	122	57
Other	740	848	408	1,322	1,354
Total noninterest income	$7,860	$9,015	$9,686	$10,543	$8,256

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Noninterest expense	2025	2024	2024	2024	2024
Compensation expense	$14,043	$14,899	$15,726	$15,740	$15,457
Net occupancy Expense	1,634	1,138	1,293	1,298	1,368
Contracted data processing	567	508	636	559	545
FDIC Assessment	873	1,039	560	548	484
State franchise tax	526	608	480	479	485
Professional services	2,090	2,247	1,134	1,249	1,149
Equipment expense	2,103	2,240	2,345	2,434	2,535
Amortization of core deposit intangible	332	363	364	366	391
ATM/Interchange expense	580	671	616	632	625
Marketing	296	448	716	445	479
Software maintenance expense	1,277	1,376	1,203	1,176	1,189
Other	2,805	2,759	2,908	3,629	2,734
Total noninterest expense	$27,126	$28,296	$27,981	$28,555	$27,441

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset quality	2025	2024	2024	2024	2024

Allowance for credit losses:
Beginning of period	$39,669	$41,268	$39,919	$38,849	$37,160
Charge-offs	(976)	(2,335)	(42)	(887)	(651)
Recoveries	343	39	45	157	298
Provision	1,248	697	1,346	1,800	2,042
End of period	$40,284	$39,669	$41,268	$39,919	$38,849

Allowance for unfunded commitments:
Beginning of period	$3,380	$3,381	$3,706	$3,851	$3,901
Charge-offs	-	-	-	-	-
Recoveries	-	-	-	-	-
Provision	319	(1)	(325)	(145)	(50)
End of period	$3,699	$3,380	$3,381	$3,706	$3,851

Ratios
Allowance to total loans	1.30%	1.29%	1.36%	1.32%	1.34%
Allowance to nonperforming assets	129.12%	121.58%	226.60%	233.47%	247.06%
Allowance to nonperforming loans	129.99%	121.58%	227.36%	233.47%	247.06%

Nonperforming assets
Non-accrual loans	$30,989	$30,950	$16,488	$15,209	$13,235
Restructured loans	-	1,677	1,633	1,889	2,490
Total non-performing loans	30,989	32,627	18,121	17,098	15,725
Other Real Estate Owned	209	-	61	-	-
Total non-performing assets	$31,198	$32,627	$18,182	$17,098	$15,725

Capital and liquidity
Tier 1 leverage ratio	8.66%	8.60%	8.45%	8.59%	8.62%
Tier 1 risk-based capital ratio	10.97%	10.47%	10.29%	10.63%	10.81%
Total risk-based capital ratio	14.53%	13.98%	13.81%	14.28%	14.53%
Tangible common equity ratio (1)	6.59%	6.43%	6.64%	6.19%	6.28%

(1) See reconciliation of non-GAAP measures at the end of this press release.

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024

Tangible Common Equity
Total Shareholder's Equity - GAAP	$397,434	$388,502	$394,438	$373,808	$369,659
Less: Preferred Equity	-	-	-	-	-
Less: Goodwill and intangible assets	133,026	133,403	133,829	134,227	134,618
Tangible common equity (Non-GAAP)	$264,408	$255,099	$260,609	$239,581	$235,041

Total Shares Outstanding	15,519,072	15,487,667	15,736,528	15,737,222	15,727,013

Tangible book value per share	$17.04	$16.47	$16.56	$15.25	$14.95

Tangible Assets
Total Assets - GAAP	$4,146,717	$4,098,469	$4,061,423	$4,011,914	$3,880,258
Less: Goodwill and intangible assets	133,026	133,403	133,829	134,227	134,618
Tangible assets (Non-GAAP)	$4,013,691	$3,965,066	$3,927,594	$3,877,687	$3,745,640

Tangible common equity to tangible assets	6.59%	6.43%	6.64%	6.19%	6.28%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Efficiency ratio (non-GAAP):	2025	2024	2024	2024	2024

Noninterest expense (GAAP)	$27,126	$28,296	$27,981	$28,555	$27,441
Less: Amortization of intangible assets expense	332	363	363	366	391
Less: Acquisition related expenses	-	-	-	-	-
Noninterest expense (non-GAAP)	$26,794	$27,933	$27,618	$28,189	$27,050

Net interest income (GAAP)	$32,773	$31,355	$29,233	$27,751	$28,372
Plus: Taxable equivalent adjustment	622	627	630	631	631
Noninterest income (GAAP)	7,860	9,015	9,686	10,543	8,256
Less: Net gains (losses) on equity securities	(29)	96	223	74	(141)
Net interest income (FTE) plus noninterest income (non-GAAP)	$41,284	$40,901	$39,326	$38,851	$37,400

Efficiency ratio (non-GAAP)	64.9%	68.3%	70.2%	72.6%	72.3%